Smartsheet Inc. Announces Fourth Quarter and Full Fiscal Year 2022 Results

•Fourth quarter total revenue grew 43% year over year to $157.4 million
•Fourth quarter calculated billings grew 48% year over year to $224.3 million
•Fourth quarter net operating cash flow was negative $0.2 million, net free cash flow was negative $2.7 million

BELLEVUE, Wash. - March 15, 2022 - Smartsheet Inc. (NYSE: SMAR), the enterprise platform for dynamic work, today announced financial results for its fourth fiscal quarter ended January 31, 2022.

"Our results this quarter cap off an incredible fiscal year at Smartsheet,” said Mark Mader, President and CEO of Smartsheet. “We once again set new quarterly records for large deals and accelerated annual billings growth. Our momentum has never been stronger. We enter FY23 with a growing team that is focused on delivering the market-leading innovation that is increasingly vital for our customers. The global work management market is thriving, and customers are choosing Smartsheet in record numbers."

Fourth Quarter Fiscal 2022 Financial Highlights

•Revenue: Total revenue was $157.4 million, an increase of 43% year over year. Subscription revenue was $145.7 million, an increase of 44% year over year. Professional services revenue was $11.7 million, an increase of 34% year over year.

•Operating Loss: GAAP operating loss was $52.1 million, or 33% of total revenue, compared to GAAP operating loss of $29.0 million, or 26% of total revenue, in the fourth quarter of fiscal 2021. Non-GAAP operating loss was $14.5 million, or 9% of total revenue, compared to non-GAAP operating loss of $5.3 million, or 5% of total revenue, in the fourth quarter of fiscal 2021.

•Net Loss: GAAP net loss was $53.1 million, compared to GAAP net loss of $28.7 million in the fourth quarter of fiscal 2021. GAAP net loss per share was $0.42, compared to GAAP net loss per share of $0.23 in the fourth quarter of fiscal 2021. Non-GAAP net loss was $15.5 million, compared to non-GAAP net loss of $4.9 million in the fourth quarter of fiscal 2021. Non-GAAP net loss per share was $0.12, compared to non-GAAP net loss per share of $0.04 in the fourth quarter of fiscal 2021.

•Cash Flow: Net operating cash flow was negative $0.2 million, compared to net operating cash flow of positive $15.2 million in the fourth quarter of fiscal 2021. Net free cash flow was negative $2.7 million, compared to positive $9.9 million in the fourth quarter of fiscal 2021.

Fiscal Year 2022 Financial Highlights

•Revenue: Total revenue was $550.8 million, an increase of 43% year over year. Subscription revenue was $507.4 million, an increase of 44% year over year. Professional services revenue was $43.5 million, an increase of 33% year over year.

•Operating Loss: GAAP operating loss was $170.0 million, or 31% of total revenue, compared to GAAP operating loss of $120.5 million, or 31% of total revenue, in fiscal 2021. Non-GAAP operating loss was $34.2 million, or 6% of total revenue, compared to non-GAAP operating loss of $41.2 million, or 11% of total revenue, in fiscal 2021.

•Net Loss: GAAP net loss was $171.1 million, compared to $115.0 million in fiscal 2021. GAAP net loss per share was $1.36, compared to GAAP net loss per share of $0.95 in fiscal 2021. Non-GAAP net loss was $35.3 million, compared to non-GAAP net loss of $39.7 million in fiscal 2021. Non-GAAP net loss per share was $0.28, compared to non-GAAP net loss per share of $0.33 in fiscal 2021.

•Cash Flow: Net operating cash flow was negative $3.5 million, compared to net operating cash flow of negative $15.6 million in fiscal 2021. Net free cash flow was negative $20.8 million, compared to negative $31.6 million in fiscal 2021.

Fiscal Year 2022 Business Highlights

•Ended the year with a dollar-based net retention rate of 134%, an increase from 123% at the end of fiscal year 2021
•The number of all customers with annualized contract values ("ACV") of $100,000 or more grew to 1,026, an increase of 74% year over year
•The number of all customers with ACV of $50,000 or more grew to 2,354, an increase of 55% year over year
•The number of all customers with ACV of $5,000 or more grew to 15,150, an increase of 28% year over year
•Average ACV per domain-based customer increased to $6,977, an increase of 37% year over year
•Ended the year with 2,539 employees, up 624 from the end of fiscal year 2021
•Introduced Smartsheet Advance, a tiered premium offering to unlock the full potential of Smartsheet’s platform for customers as they scale
•Introduced Pro Plan, our updated entry-level plan, allowing new customers to get started in a more collaborative and cost-efficient way
•Launched Smartsheet Regions, with the first region in the European Union, giving global organizations more control over where they host their Smartsheet content
•Enhanced Smartsheet’s enterprise-grade security and governance by introducing Enterprise Plan Manager, customer managed encryption keys, and expanded data retention controls
•Released Work Insights, a new capability that automatically aggregates customers’ data and visualizes it to help uncover key trends, activities, and bottlenecks
•Unified Smartsheet’s Resource Management tool with the core Smartsheet platform so customers can access their resourcing plans directly from their project sheets
•Expanded Smartsheet’s ecosystem, including new integrations with Webex, Lucidspark, and HubSpot and new partnerships with McAfee and UiPath
•Smartsheet and Brandfolder were recognized as leaders on G2’s Grid for Project and Portfolio Management Software and Grid for Digital Asset Management Software, respectively

The section titled "Use of Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures with a reconciliation between GAAP and non-GAAP information. The section titled "Definitions of Business Metrics" contains definitions of certain non-financial metrics provided within this earnings release.

Financial Outlook

For the first quarter of fiscal year 2023, the Company currently expects:

•Total revenue of $162 million to $163 million, representing year-over-year growth of 38% to 39%
•Non-GAAP operating loss of $25 million to $23 million
•Non-GAAP net loss per share of $0.20 to $0.18, assuming basic and diluted weighted average shares outstanding of approximately 128.0 million

For the full fiscal year 2023, the Company currently expects:
•Total revenue of $750 million to $755 million, representing year-over-year growth of 36% to 37%
•Calculated billings of $905 million to $925 million, representing year-over-year growth of 37% to 40%
•Non-GAAP operating loss of $90 million to $80 million
•Non-GAAP net loss per share of $0.70 to $0.62, assuming basic and diluted weighted average shares outstanding of approximately 128.5 million
•Net free cash flow of negative $15 million to negative $10 million

We have not reconciled net free cash flow guidance to net cash from operating activities because we do not provide guidance on the reconciling items between net cash from operating activities and net free cash flow, due to the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items will have a significant impact on our net free cash flow. Accordingly, a reconciliation of net cash from operating activities to net free cash flow guidance is not available without unreasonable effort. We do not provide reconciliation of calculated billings guidance as its components are solely revenue and deferred revenue, and guidance for revenue is already provided.

Conference Call Information

Smartsheet will host a conference call and live webcast for analysts and investors at 1:30 p.m. Pacific Time on March 15, 2022. A live webcast and accompanying presentation can be accessed on the Investor Relations section of the Company's website at: https://investors.smartsheet.com. The conference call can also be accessed by dialing (888) 440-6385, or +1 (646) 960-0180 (outside of the US). The conference ID is 7672979. A replay of the call via webcast will be available at https://investors.smartsheet.com or by dialing (800) 770-2030 or +1 (647) 362-9199 (outside of the US). The dial-in replay will be available until the end of day on March 22, 2022. The webcast replay will be available for one year.

Forward-Looking Statements
This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about Smartsheet’s outlook for the first fiscal quarter ending April 30, 2022 and the full fiscal year ending January 31, 2023, and Smartsheet’s expectations regarding possible or assumed business strategies, potential growth and innovation opportunities, new products, and potential market opportunities.

Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “believe,” “continue,” “could,” “potential,” “remain,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: the impact of the COVID-19 pandemic, our ability to achieve future growth and sustain our growth rate, our ability to attract and retain customers and increase sales to our customers, our ability to develop and release new products and services and to scale our platform, our ability to increase adoption of our platform through our self-service model, our ability to maintain and grow our relationships with strategic partners, the highly competitive and rapidly evolving market in which we participate, our ability to identify targets for, execute on, or realize the benefits of, potential acquisitions, and our international expansion strategies. Further information on risks that could cause actual results to differ materially from forecasted results is included in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 31, 2022 to be filed with the SEC. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Use of Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures are included within this press release.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP financial metrics to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

We define non-GAAP operating loss as GAAP operating loss excluding share-based compensation expense, amortization of acquisition-related intangible assets, one-time costs associated with mergers and acquisitions, and litigation expenses and settlements related to matters that are outside the ordinary course of business. We define non-GAAP net loss as GAAP net loss excluding non-recurring income tax adjustments associated with mergers and acquisitions and the same exclusions that are used to derive non-GAAP operating loss. There are a number of limitations related to the use of these non-GAAP measures as compared to GAAP operating loss and net loss, including that the non-GAAP measures exclude share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
We use the non-GAAP financial measure of net free cash flow, which is defined as GAAP net cash flows from operating activities, reduced by cash used for purchases of property and equipment (inclusive of spend on internal-use software), and principal payments on finance lease obligations. We believe net free cash flow is an important liquidity measure of the cash that is available, after capital expenditures and operational expenses, for investment in our business and to make acquisitions. Net free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. There are a number of limitations related to the use of net free cash flow as compared to net cash from operating activities, including that net free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.
We define calculated billings as total revenue plus the change in deferred revenue in the period. Because we recognize subscription revenue ratably over the subscription term, calculated billings can be used to measure our subscription sales activity for a particular period, to compare subscription sales activity across particular periods, and as an indicator of future subscription revenue.
Definitions of Business Metrics

Average ACV per domain-based customer

We define average ACV per domain-based customer as total outstanding ACV for domain-based subscriptions as of the end of the reporting period divided by the number of domain-based customers as of the same date. We define domain-based customers as organizations with a unique email domain name.

Dollar-based net retention rate

We calculate dollar-based net retention rate as of a period end by starting with the ACV from the cohort of all customers as of the 12 months prior to such period end, or Prior Period ACV. We then calculate the ACV from these same customers as of the current period end, or Current Period ACV. Current Period ACV includes any upsells and is net of contraction or attrition over the trailing 12 months, but excludes subscription revenue from new customers in the current period. We then divide the total Current Period ACV by the total Prior Period ACV to arrive at the dollar-based net retention rate. Any ACV obtained through merger and acquisition transactions does not affect the dollar-based net retention rate until one year from the date on which the transaction closed.

About Smartsheet

Smartsheet (NYSE: SMAR) is the enterprise platform for dynamic work. By aligning people and technology so organizations can move faster and drive innovation, Smartsheet enables its millions of users to achieve more. Visit www.smartsheet.com to learn more.

Disclosure of Material Information

Smartsheet announces material information to its investors using SEC filings, press releases, public conference calls, and on its investor relations page of the company’s website at https://investors.smartsheet.com.

SMARTSHEET INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2022	2021	2022	2021
Revenue
Subscription	$145,655	$101,107	$507,375	$352,782
Professional services	11,731	8,764	43,457	32,731
Total revenue	157,386	109,871	550,832	385,513
Cost of revenue
Subscription	22,305	17,480	77,460	59,374
Professional services	10,715	6,870	39,013	26,165
Total cost of revenue	33,020	24,350	116,473	85,539
Gross profit	124,366	85,521	434,359	299,974
Operating expenses
Research and development	48,736	32,273	165,440	118,722
Sales and marketing	98,138	62,522	329,751	230,281
General and administrative	29,637	19,771	109,204	71,443
Total operating expenses	176,511	114,566	604,395	420,446
Loss from operations	(52,145)	(29,045)	(170,036)	(120,472)
Interest income	13	11	48	1,444
Other income (expense), net	(925)	401	(813)	296
Loss before income tax provision (benefit)	(53,057)	(28,633)	(170,801)	(118,732)
Income tax provision (benefit)	82	32	296	(3,753)
Net loss and comprehensive loss	$(53,139)	$(28,665)	$(171,097)	$(114,979)
Net loss per share, basic and diluted	$(0.42)	$(0.23)	$(1.36)	$(0.95)
Weighted-average shares outstanding used to compute net loss per share, basic and diluted	127,038	122,620	125,632	120,663

Share-based compensation expense included in the condensed consolidated statements of operations and comprehensive loss was as follows (in thousands, unaudited):

	Three Months Ended January 31,		Year Ended January 31,
	2022	2021	2022	2021
Cost of subscription revenue	$1,548	$1,254	$6,274	$4,385
Cost of professional services revenue	1,140	571	3,788	2,146
Research and development	12,792	7,236	41,218	25,072
Sales and marketing	12,066	7,565	40,632	25,921
General and administrative	6,802	4,265	22,988	14,498
Total share-based compensation expense	$34,348	$20,891	$114,900	$72,022

SMARTSHEET INC.

Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	January 31,
	2022	2021
Assets
Current assets
Cash and cash equivalents	$449,074	$442,200
Accounts receivable, net of allowances of $7,561 and $6,933, respectively	151,138	102,648
Prepaid expenses and other current assets	34,390	13,524
Total current assets	634,602	558,372
Long-term assets
Restricted cash	17	18
Deferred commissions	91,312	60,529
Property and equipment, net	36,835	28,613
Operating lease right-of-use assets	67,171	81,081
Intangible assets, net	44,096	54,139
Goodwill	125,605	125,605
Other long-term assets	3,194	3,432
Total assets	$1,002,832	$911,789
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$1,506	$2,851
Accrued compensation and related benefits	66,744	47,861
Other accrued liabilities	18,901	17,263
Operating lease liabilities, current	18,003	17,059
Deferred revenue	332,285	222,689
Total current liabilities	437,439	307,723
Operating lease liabilities, non-current	58,237	71,925
Deferred revenue, non-current	2,377	1,308
Other long-term liabilities	—	3,904
Total liabilities	498,053	384,860
Shareholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized, no shares issued or outstanding as of January 31, 2022 and January 31, 2021	—	—
Class A common stock, no par value; 500,000,000 shares authorized, 127,809,525 shares issued and outstanding as of January 31, 2022; 500,000,000 shares authorized, 123,272,902 shares issued and outstanding as of January 31, 2021	—	—
Class B common stock, no par value; 500,000,000 shares authorized, no shares issued and outstanding as of January 31, 2022; 500,000,000 shares authorized, no shares issued and outstanding as of January 31, 2021	—	—
Additional paid-in capital	1,047,313	898,366
Accumulated deficit	(542,534)	(371,437)
Total shareholders’ equity	504,779	526,929
Total liabilities and shareholders’ equity	$1,002,832	$911,789

SMARTSHEET INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended January 31,
	2022	2021
Cash flows from operating activities
Net loss	$(171,097)	$(114,979)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation expense	114,900	71,750
Depreciation and amortization	21,765	17,255
Amortization of deferred commission costs	43,680	30,691
Unrealized foreign currency (gain) loss	1,048	(161)
Loss on disposal of assets	—	268
Non-cash operating lease costs	14,905	11,924
Changes in operating assets and liabilities:
Accounts receivable	(48,575)	(43,112)
Prepaid expenses and other current assets	(19,884)	(3,678)
Other long-term assets	467	(5,819)
Accounts payable	(1,331)	(4,915)
Other accrued liabilities	1,950	5,543
Accrued compensation and related benefits	19,906	5,811
Deferred commissions	(74,463)	(42,965)
Other long-term liabilities	(3,904)	3,904
Deferred revenue	110,664	60,534
Operating lease liabilities	(13,543)	(7,699)
Net cash used in operating activities	(3,512)	(15,648)
Cash flows from investing activities
Proceeds from early termination of short-term investments	—	50,532
Purchases of long-term investments	(1,000)	—
Purchases of property and equipment	(10,563)	(4,176)
Proceeds from sale of property and equipment	—	1,250
Capitalized internal-use software development costs	(6,706)	(7,608)
Purchases of intangible assets	(31)	—
Payments for business acquisitions, net of cash acquired	—	(125,055)
Net cash used in investing activities	(18,300)	(85,057)
Cash flows from financing activities
Payments on principal of finance leases	—	(4,129)
Payments of deferred offering costs	—	(59)
Proceeds from exercise of stock options	19,132	17,373
Taxes paid related to net share settlement of restricted stock units	(6,171)	(2,150)
Proceeds from Employee Stock Purchase Plan	17,380	14,758
Net cash provided by financing activities	30,341	25,793
Effects of changes in foreign currency exchange rates on cash, cash equivalents, and restricted cash	(1,197)	471
Net increase (decrease) in cash, cash equivalents, and restricted cash	7,332	(74,441)
Cash, cash equivalents, and restricted cash at beginning of period	442,348	516,789
Cash, cash equivalents, and restricted cash at end of period	$449,680	$442,348

Supplemental disclosures
Cash paid for interest	$—	$114
Cash paid for income taxes	196	168
Right-of-use assets obtained in exchange for operating lease liabilities	994	35,415
Accrued purchases of property and equipment (including internal-use software)	1,164	1,080
Share-based compensation capitalized in internal-use software development costs	1,970	1,986
Fair value of shares issued as consideration for acquisition	—	25,872

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from GAAP to non-GAAP operating loss and operating margin

	Three Months Ended January 31,		Year Ended January 31,
	2022	2021	2022	2021

	(dollars in thousands)
Loss from operations	$(52,145)	$(29,045)	$(170,036)	$(120,472)
Add:
Share-based compensation expense(1)	35,152	20,891	115,704	72,022
Amortization of acquisition-related intangible assets(2)	2,508	2,791	10,059	6,266
One-time acquisition costs	10	77	27	977
Litigation expenses and settlements(3)	—	—	10,000	—
Non-GAAP operating loss	$(14,475)	$(5,286)	$(34,246)	$(41,207)

Operating margin	(33)%	(26)%	(31)%	(31)%
Non-GAAP operating margin	(9)%	(5)%	(6)%	(11)%
(1)Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
(2)Consists entirely of amortization of intangible assets that were recorded as part of purchase accounting and contribute to revenue generation. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized.
(3)Relates to matters that are outside the ordinary course of our business.

Reconciliation from GAAP to non-GAAP net loss

	Three Months Ended January 31,		Year Ended January 31,
	2022	2021	2022	2021

	(in thousands)
Net loss	$(53,139)	$(28,665)	$(171,097)	$(114,979)
Add:
Share-based compensation expense(1)	35,152	20,891	115,704	72,022
Amortization of acquisition-related intangible assets(2)	2,508	2,791	10,059	6,266
One-time acquisition costs	10	77	27	977
Litigation expenses and settlements(3)	—	—	10,000	—
Release of valuation allowance(4)	—	—	—	(4,014)
Non-GAAP net loss	$(15,469)	$(4,906)	$(35,307)	$(39,728)
(1)Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
(2)Consists entirely of amortization of intangible assets that were recorded as part of purchase accounting and contribute to revenue generation. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized.
(3)Relates to matters that are outside the ordinary course of our business.
(4)Relates to a non-recurring income tax adjustment associated with the Brandfolder acquisition.

Anti-dilutive shares (in thousands)

	January 31,
	2022	2021
Shares subject to outstanding common stock awards	11,855	11,299
Shares issuable pursuant to the Employee Stock Purchase Plan	52	162
Total potentially dilutive shares	11,907	11,461
SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from net operating cash flow to net free cash flow

	Three Months Ended January 31,		Year Ended January 31,
	2022	2021	2022	2021

	(in thousands)
Net cash provided by (used in) operating activities	$(152)	$15,204	$(3,512)	$(15,648)
Less:
Purchases of property and equipment	(1,394)	(1,513)	(10,563)	(4,176)
Capitalized internal-use software development costs	(1,197)	(1,635)	(6,706)	(7,608)
Payments on principal of finance leases	—	(2,156)	—	(4,129)
Free cash flow	$(2,743)	$9,900	$(20,781)	$(31,561)

Reconciliation from revenue to calculated billings

	Three Months Ended January 31,		Year Ended January 31,
	2022	2021	2022	2021

	(in thousands)
Total revenue	$157,386	$109,871	$550,832	$385,513
Add:
Deferred revenue (end of period)	334,662	223,997	334,662	223,997
Less:
Deferred revenue (beginning of period)	267,748	182,683	223,997	158,809
Calculated billings	$224,300	$151,185	$661,497	$450,701

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from GAAP to non-GAAP operating loss guidance

	Q1 FY 2023		FY 2023
	Low	High	Low	High

	(in millions)
Loss from operations	$(75.5)	$(73.5)	$(301.0)	$(291.0)
Add:
Share-based compensation expense(1)	48.0	48.0	201.0	201.0
Amortization of acquisition-related intangible assets(2)	2.5	2.5	10.0	10.0
Non-GAAP operating loss	$(25.0)	$(23.0)	$(90.0)	$(80.0)
(1)Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
(2)Consists entirely of amortization of intangible assets that were recorded as part of purchase accounting and contribute to revenue generation. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized.

Reconciliation from GAAP to non-GAAP net loss guidance

	Q1 FY 2023		FY 2023
	Low	High	Low	High

	(in millions)
Net loss	$(75.5)	$(73.5)	$(301.0)	$(291.0)
Add:
Share-based compensation expense(1)	48.0	48.0	201.0	201.0
Amortization of acquisition-related intangible assets(2)	2.5	2.5	10.0	10.0
Non-GAAP net loss	$(25.0)	$(23.0)	$(90.0)	$(80.0)
(1)Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
(2)Consists entirely of amortization of intangible assets that were recorded as part of purchase accounting and contribute to revenue generation. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized.

Source: Smartsheet Inc.

Smartsheet Inc.
Investor Relations Contact
Aaron Turner
investorrelations@smartsheet.com

Media Contact
Chrissy Vaughn
pr@smartsheet.com